FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

Contact:	Dorothy B. Wright
Vice President and
Corporate Secretary
(843) 529-5931or
(843) 729-7005

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
DECLARATION OF DIVIDEND

Charleston, South Carolina (July 25, 2008) - First Financial Holdings, Inc. (NASDAQ GSM: FFCH) today announced that its Board of Directors has declared a regular quarterly cash dividend of 25-1/2 cents per share. The dividend is payable August 22, 2008, to stockholders of record as of August 8, 2008.

Commenting on the announcement, A. Thomas Hood, President and Chief Executive Officer, said, “The Company continues to achieve solid earnings, and the Board believes strongly that shareholders should share in the Company’s success.”

First Financial Holdings, Inc. is a thrift holding company with assets of $2.9 billion. Its subsidiary, First Federal Savings and Loan Association of Charleston, operates a total of 57 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.